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                                   Exhibit 23

                                    KPMG LLP

                           1900 Nashville City Center

                            Nashville, TN 37219-1735

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors
Community Financial Group, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-24309) on Form S-3 as amended of Community Financial Group, Inc. of our report dated January 11, 2000, relating to the consolidated balance sheets of Community Financial Group, Inc. as of December 31, 1999, and 1998, and the related consolidated statements of income, shareholders' equity and comprehenive income, and cash flows for each of the years in the three-year period ended December 31, 1999 which report appears in the December 31, 1999 annual report on Form 10-K of Community Financial Group, Inc.

                                            /s/ KPMG LLP

Nashville, Tennessee
March 28,  2000




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